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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                   of 1934

       Date of Report (date of earliest event reported): June 12, 1996



                                    PhyMatrix Corp.
           ---------------------------------------------------------
            (Exact name of registrant as specified in its charter)




          Delaware                         0-27568                         65-0617076
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
State or other jurisdiction of     Commission File Number       IRS Employer Identification No.
       incorporation

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                             777 South Flagler Drive
                            West Palm Beach, FL 33401
                    ----------------------------------------
                    (Address of principal executive offices)



                                 (407) 655-3500
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                       (Registrant's telephone number,
                              including area code)


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


Item 5.     Other Events.

      On June 12, 1996, the following press release was issued in connection with PhyMatrix Corp.'s proposed issuance of convertible subordinated debentures:

      "West Palm Beach, FL -- June 12, 1996 -- PhyMatrix Corporation (Nasdaq:
      PHMX), a physician practice management company, today announced that it intends, subject to market and other conditions, to raise $100 million through the sale of convertible subordinated debentures to certain qualified institutional investors and non-U.S. persons and up to an additional $15 million if an over-allotment option to be granted is exercised in full. The debentures will be convertible into PhyMatrix Corp.
      Common Stock.

      The securities to be offered will not be registered under the Securities
      Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act and applicable state securities laws or available exemptions from registrations.

      Headquartered in West Palm Beach, Florida, PhyMatrix, a physician practice management company, provides management services to disease specialty and primary care physicians, and provides related medical support services.
      The Company's primary strategy is to develop disease management networks in specific geographic locations by affiliating with disease specialty and primary care physicians. Where appropriate, the Company supports its affiliated physicians with related diagnostic and therapeutic medical support services as well as medical malls or health parks."


                                    * * *



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                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PHYMATRIX CORP.


                                          By:  /s/ Frederick R. Leathers
                                             ---------------------------------
                                               Frederick R. Leathers
                                               Chief Financial Officer and
                                                Treasurer

Dated: June 18, 1996